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                                                                   EXHIBIT 10(b)

                         R.R. DONNELLEY & SONS COMPANY
             NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION AGREEMENT
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This AGREEMENT made this _____ day of ________________, _____, by and between
R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (hereinafter called the "Company"), and ___________________________ (hereinafter called "Director").

                              W I T N E S S E T H
                              -------------------

WHEREAS, the Director is a member of the Board of Directors of the Company (the "Board"), or has been nominated for election as a member of the Board;

WHEREAS, the Director is not an employee of the Company or any subsidiary of the Company; and

WHEREAS, the Company and the Director desire to enter into this Agreement with respect to compensation earned by the Director from the Company for the period commencing with the calendar quarter beginning immediately after the date hereof and continuing so long as the Director shall continue to serve as a director of the Company or until terminated by the Board in accordance with Section 3 or by the Director in accordance with Section 4;

NOW, THEREFORE, in consideration of the Director's service as a member of the Board, it is agreed:

1. As compensation for such services, the Company agrees to pay to the Director during the periods specified in Section 2(d) and Section 2(e), as applicable, the aggregate amounts specified pursuant to Section 2.

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2.   (a)  The Company shall set up on its books an interest account and/or a stock equivalent account in the name of the Director as set forth in
          Section 2(b) (the "Interest Account") and Section 2(c) (the "Stock Equivalent Account") , respectively:

     (b)  The Company shall credit to the Interest Account:

          (i) An amount equal to ____ percent (____%) of the annual retainer fee for services as a director of the Company, to be credited quarterly for each month or part thereof during which the Director serves as a director of the Company subsequent to the effective date of this Agreement;

          (ii) An amount equal to ____ percent (____%) of any fees for attendance at meetings of the Board or any committee of the Board and any fees for serving as a member or chairman of any committee of the Board, as from time to time determined by the Board, in respect of services performed subsequent to the effective date of this Agreement; and

          (iii) An amount equivalent to interest on the balance (including interest theretofore credited) from time to time credited to such account, to be credited quarterly at a rate equal to the then current yield obtainable on United States government bonds having a maturity date of approximately five years.

     The amounts properly to be credited to the Interest Account shall in the event of dispute be determined by the Board, and such determination shall be binding and conclusive.

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     (c)  The Company shall credit to the Stock Equivalent Account:

          (i) An amount equal to ____ percent (____%) of the annual retainer fee for services as a director of the Company, to be credited quarterly for each month or part thereof during which the Director serves as a director of the Company subsequent to the effective date of this Agreement;

          (ii) An amount equal to ____ percent (____%) of any fees for attendance at meetings of the Board or any committee of the Board and any fees for serving as a member or chairman of any committee of the Board, as from time to time determined by the Board, in respect of services performed subsequent to the effective date of this Agreement; and

          (iii) On the applicable dividend payment date, an amount equal to the dividend paid per share of Company common stock for each Share Equivalent (as defined below) in the Stock Equivalent Account as of the applicable record date.

          The dates upon which amounts are credited to the Stock Equivalent Account shall be "Credit Dates." Amounts credited to the Stock Equivalent Account shall be converted into Company common stock equivalents ("Share Equivalents") on each Credit Date. The number of Share Equivalents shall be determined by dividing the amount credited to the Stock Equivalent Account on each Credit Date by the average of the high and low transaction prices for the Company common stock reported in the New York Stock Exchange Composite Transactions report for such day ("Fair Market Value"). Fractional Share Equivalents will be computed to four decimal places.


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          The amounts and number of Share Equivalents properly to be credited to the Stock Equivalent Account shall in the event of dispute be determined by the Board, and such determination shall be binding and conclusive.

     (d) Commencing with the first day of the calendar month next following (i) termination of the Director's service as a director of the Company or
          (ii) the Director attaining age 65, whichever later occurs, the Company shall pay to the Director the amount then credited to the Interest Account, in either (x) a lump sum amount or (y) equal (as nearly as possible) annual installments, the number of which shall be the lesser of ten and the number of years during which the Director served as a director of the Company after the date of this Agreement, as designated by the Director in writing.

     (e) Commencing with the first day of the calendar month next following (i) termination of the Director's service as a director of the Company or
          (ii) the Director attaining age 65, whichever later occurs, the Company shall pay to the Director the Cash Value (as defined below) of the Share Equivalents in the Stock Equivalent Account, in either (x) a lump sum amount or (y) annual installments, the number of which shall be the lesser of ten and the number of years during which the Director served as a director of the Company after the date of this Agreement,
          as designated by the Director in writing.   The "Cash Value" of the
          Stock Equivalent Account as of any determination date shall be equal to the product of the number of Share Equivalents accumulated in the Stock Equivalent Account multiplied by the Fair Market Value on such determination date. In the event the Cash Value is to be paid in annual installments, the Company shall pay to the Director the Cash Value as of the most recent determination date, divided by the total number of payments to be

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          made (or remaining to be paid).

     (f) Upon the death of the Director prior to complete distribution to the Director of the amount credited to the Director's Interest Account and/or Stock Equivalent Account, any undistributed amount shall be paid, as soon as practicable after the Director's death, in a lump sum to such beneficiaries and in such proportions among them as the Director shall have designated in the latest instrument in writing filed by the Director with the Company; provided, however, that the Director may specify that such undistributed amount (together with interest or dividend equivalents to be thereafter credited to such account as above provided) shall be paid to the Director's spouse in annual installments (substantially as provided in (d) and (e) above), commencing as soon as practicable after the Director's death, the aggregate number of which (including installments, if any, paid to the Director before the Director's death) shall be the lesser of ten and the number of years during which the Director served as a director after the date of this Agreement. If there shall be no beneficiary designated or in existence at the Director's death, any undistributed amount shall be paid to the executor or administrator of the Director's estate. If payments are being made in installments to the Director's spouse, then upon the spouse's death, any amount then undistributed shall be paid as soon as practicable after such spouse's death, in one lump sum to the executor or administrator of the spouse's estate.

3. The Board may, by action taken before any annual meeting of the stockholders of the Company, terminate the continued effectiveness of
     Section 2 of this Agreement, so that no further amounts (other than interest as provided in Section 2(b)(iii) and dividend equivalents as provided in Section 2(c)(iii)) are credited to the account of the

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     Director from and after such annual meeting date.

4. The Director may, by filing with the Company a written direction to such effect, terminate the continued effectiveness of Section 2 of this Agreement so that no further amounts (other than interest as provided in Section 2(b)(iii) and dividend equivalents as provided in Section 2(c)(iii)) are credited to the account of the Director from and after the calendar quarter beginning after the filing of such direction. No termination pursuant to this Section shall adversely affect the rights of the Director, the Director's personal representative or designated beneficiary, to receive the amounts theretofore credited to the Director's account, with interest or dividend equivalents thereon, as applicable, as provided in this Agreement.

5. The Director shall have no power to commute, encumber, sell or otherwise dispose of the rights provided herein and such rights shall be nonassignable and nontransferable.

6. The Company shall not be obligated to set aside any assets to satisfy its obligations hereunder. Neither the Director nor any spouse or other beneficiary shall have any claim against any specific assets of the Company, but shall have only the rights of a general creditor of the Company.

7. In the event of any stock split, stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, liquidation or the like, the number and class of Share Equivalents credited to the Stock Equivalent Account shall be appropriately adjusted by the Board or a committee designated by the Board.

8. This Agreement shall be construed and interpreted in accordance with the laws (other than those pertaining to conflicts of law) of the State of Illinois, and shall be binding

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     upon and inure to the benefit of the Director, the Company and the heirs, executors, administrators, assigns and successors of each.

IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

                             R.R. DONNELLEY & SONS COMPANY


By                           By
  -------------------------    ---------------------------
          Director                         Title